AMENDMENT NO. 1 TO THE AMENDED AND RESTATED
AGREEMENT AND PLAN OF REORGANIZATION

This AMENDMENT NO. 1 TO THE AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (this “Amendment”) is made and entered into this 26th day of October, 2009, by and among Camden Learning Corporation, a Delaware corporation (“Camden”), Dlorah Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Camden (“Merger Sub”), and Dlorah, Inc., a South Dakota corporation (“Company”).

RECITALS

WHEREAS, Camden, Merger Sub and Company entered into that certain Agreement and Plan of Reorganization dated August 7, 2009, as amended in its entirety by that certain Amended and Restated Agreement and Plan of Reorganization dated August 11, 2009 (as amended, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into Company with Company surviving as a wholly-owned subsidiary of Camden; and

WHEREAS, each of Camden, Merger Sub and Company wish to amend certain terms and provisions of the Merger Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
Defined Terms

Section 1.1                                Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

ARTICLE II
Amendments to Merger Agreement

Section 2.1.                                Section 1.3(a) is hereby amended and restated in its entirety to read as follows:

“At the Effective Time, by virtue of the Merger and without any action on the part of the Company or the holders of any securities of the Company, all of the Equity Interests issued and outstanding immediately prior to the Effective Time (other than Dissenting Equity Interests) shall automatically be converted into the right to receive an aggregate of: (i) 100,000 shares of a class of stock to be created immediately prior to the Closing, such series to be known as Class A Common Stock, par value $0.0001 per share, of the Parent (the “Class A Stock” or the “Stock Consideration”), which such shares shall be convertible into 15,730,000 shares of the common stock, par value $0.0001 per share, of Parent (the “Common Stock”), as such number may be adjusted pursuant to this Section 1.3, and (ii) 2,800,000 newly issued common stock purchase warrants (the “Warrant Consideration”) to purchase up to 2,800,000 shares of Common Stock at a purchase price of $5.50 per share, and (iii) 250,000 shares of restricted Common Stock (the “Restricted Stock Consideration”), which such shares shall not be freely tradable until such time as the Common Stock trades at or above $8.00 per share for any sixty (60) consecutive Trading Day period; provided, that such shares of restricted Common Stock shall be forfeited on the fifth (5th) anniversary of the date of issuance if such restriction has not been satisfied by then (the Stock Consideration, the Warrant Consideration and the Restricted Stock Consideration are referred to collectively herein as the “Merger Consideration”).  The Merger Consideration shall be distributed to the stockholders of the Company (individually, a “Company Stockholder” and collectively, the “Company Stockholders”) in accordance with the allocation set forth on Exhibit A attached hereto.  The warrants which comprise the Warrant Consideration shall be in the form attached hereto as Exhibit B.

Notwithstanding the foregoing, and subject to potential further adjustment as described below in Sections 1.3(b), 1.3(e) and 1.8, (x) if the Merger Consideration, following consummation of the Merger, would be less than an aggregate of seventy four and four-tenths percent (74.4%) of the issued and outstanding capital stock of Parent, on an as-converted and fully diluted basis (taking into account the cancellation of the 2,800,000 common stock warrants owned by Camden Learning, LLC, the issuance of 575,000 shares of restricted Common Stock to Camden Learning, LLC, and the Warrant Redemption (as defined herein)), then the number of shares of Common Stock into which the Class A Stock is convertible shall be increased such that the Merger Consideration equals seventy four and four-tenths percent (74.4%) of the issued and outstanding capital stock of Parent, on an as-converted and fully diluted basis, or (y) if the Merger Consideration, following consummation of the Merger, equals or exceeds an aggregate of seventy four and four-tenths percent (74.4%) of the issued and outstanding capital stock of Parent, on an as-converted and fully diluted basis (taking into account the cancellation of the 2,800,000 common stock warrants owned by Camden Learning, LLC, the issuance of 575,000 shares of restricted Common Stock to Camden Learning, LLC, and the Warrant Redemption), then there shall be no adjustment to the number of shares of Common Stock into which the Class A Stock is convertible.  For purposes of calculating the Merger Consideration and the number of shares of issued and outstanding capital stock of Parent, on an as-converted and fully diluted basis, pursuant to this paragraph, the number of shares of Common Stock constituting the Warrant Consideration shall be 855,556 shares (based on a cashless exercise of the 2,800,000 common stock purchase warrants using a fair market value of $7.92 per share).

Section 2.2.                                Section 3.2(a) is hereby amended to delete the following sentence in its entirety:

“As of the date hereof, options to purchase 376,300 shares of Common Stock and 376,300 warrants (convertible into 376,300 shares of Common Stock), in the aggregate, were issued and outstanding (collectively, the “Option Securities”).”

In addition, the term “Option Securities” shall be deleted from the Index of Defined Terms.

Section 2.3.                                The beginning of Section 3.2(c), which reads as follows, “Except for the Warrants and Option Securities,” is hereby amended to read, “Except for the Warrants,”

Section 2.4.                                Section 4.6(b)(i) is hereby amended to add the following at the end of such section:

“, including the effectuation of the transfer of any shares of Common Stock owned by Camden Learning, LLC;”

Section 2.5.                                Section 4.6(b)(x) is hereby amended and restated as follows:

“other than (1) in the ordinary course of business consistent with past practice or as contemplated hereunder, (2) for legal, accounting, fairness opinion and other fees to be incurred in connection with the transactions contemplated hereunder, (3) in connection with the termination of the unit purchase option or any change in the deferred underwriting compensation payable to Morgan Joseph & Co. Inc., (4) in connection with the purchase of any outstanding Common Stock or Warrants from any public stockholder or warrantholder as contemplated in the Proxy Statement or (5) in connection with the transfer of any shares owned by Camden Learning, LLC, terminate or waive or assign any material right under any Parent Material Contract or enter into any contract (A) involving amounts potentially exceeding $25,000, (B) that would be a Parent Material Contract or (C) with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of 60 days or less (in the event any such contract is entered into, Parent will, within seven (7) days of execution of same provide a fully executed copy thereof to Company);”

Section 2.6.                                In Section 5.7(a), the name “NAU Holdings, Inc.” is hereby changed to the name “National American University Holdings, Inc.”

Section 2.7.                                Section 6.3(l) is hereby amended and restated as follows:

“The 2,800,000 common stock purchase warrants owned by Camden Learning, LLC shall have been cancelled and exchanged for 575,000 shares of restricted Common Stock, which such shares shall not be freely tradable until such time as the Common Stock trades at or above $8.00 per share for any sixty (60) consecutive Trading Day period; provided, that such shares of restricted Common Stock shall be forfeited on the fifth (5th) anniversary of the date of issuance if such restriction has not been satisfied by then.”

Section 2.8.                                Section 6.1(j) is hereby deleted in its entirety.

ARTICLE III
Miscellaneous

Section 3.1.                                References.  All references in the Merger Agreement to “Agreement,” “herein,” “hereof,” or terms of like import referring to the Agreement or any portion thereof are hereby amended to refer to the Merger Agreement as amended by this Amendment.

Section 3.2.                           Effect of Amendment.  Except as and to the extent expressly modified by this Amendment, the Merger Agreement (including all schedules and exhibits thereto) shall remain in full force and effect in all respects, and the Parties hereby reaffirm and approve the Merger Agreement as amended by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be signed and delivered by their respective duly authorized officers as of the date first above written.

DLORAH, INC.
By:	/s/ Robert Buckingham
	Name:	Robert Buckingham
	Title:	Chairman

CAMDEN LEARNING CORPORATION
By:	/s/ David L. Warnock
	Name:	David L. Warnock
	Title:	Chief Executive Officer, President and Chairman

DLORAH SUBSIDIARY, INC.
By:	/s/ David L. Warnock
	Name:	David L. Warnock
	Title:	President